Exhibit 3.21

L07000112194 FILED 8:00 AM November 06, 2007 Sec. Of State btadlock

Electronic Articles of Organization

For

Florida Limited Liability Company

Article I

The name of the Limited Liability Company is:

RHG KINGFISH, LLC

Article II

The street address of the principal office of the Limited Liability Company is:

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

The mailing address of the Limited Liability Company is:

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The name and Florida street address of the registered agent is:

THOMAS E OKEEFE

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: THOMAS E OKEEFE

L07000112194 FILED 8:00 AM November 06, 2007 Sec. Of State btadlock

Article V

The name and address of managing members/managers are:

Title: MGRM

RUTH’S CHRIS STEAK HOUSE, INC.

500 INTERNATIONAL PARKWAY, STE. 100

HEATHROW, FL. 32746

Article VI

The effective date for this Limited Liability Company shall be:

11/06/2007

Signature of member or an authorized representative of a member

Signature: THOMAS E OKEEFE